SCHEDULE 14C

(Rule 14c-101)

INFORMATION REQUIRED IN INFORMATION STATEMENT

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities

Exchange Act of 1934

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☐	Filed by Registrant

☒	Filed by Party other than the Registrant

☐	Preliminary Information Statement

☐	Confidential, For Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

☒	Definitive Information Statement

MEDIRECT LATINO, INC.
(Name of Registrant as Specified in Its Charter)

Raymond J. Talarico and Debra L. Towsley
(Name of Person(s) filing Proxy Statement if other than the Registrant)

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☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

(1)	Title of each class of securities to which transaction applies:
(2)	Aggregate number of securities to which transaction applies:
(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
(4)	Proposed maximum aggregate value of transaction:
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☐	Fee paid previously with preliminary materials:

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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(4)	Date filed:

MEDirect Latino, Inc.
2101 West Atlantic Blvd., Suite 101
Pompano Beach, Florida 33069

August 3, 2007

To the Shareholders of the MEDirect Latino, Inc.:

The accompanying Information Statement is being furnished to the holders of shares of common stock, $.0001 par value per share (the “Common Stock”), of the MEDirect Latino, Inc., a Florida corporation (the “Company,” “we” or “us”).  The Company has failed to hold an annual meeting pursuant to Article I, Section 1(a) of the Company's Bylaws and Section 607.0701(a) of the Florida Business Corporation Act (FBCA).  Article I, Section 1(c) of the Bylaws provides that in the event that the annual meeting, by mistake or otherwise, has not been called by the Company, then a special meeting of the shareholders may be called in lieu of and for the purposes of and with the same effect as the annual meeting. This Information Statement is being sent in lieu of an annual meeting.  The Company's Bylaws provides that the written consent of shareholders holding at least a majority of the voting power may be substituted for a special or annual meeting. Therefore, in accordance with the Bylaws, this information statement is being provided to notify the Company’s shareholders that on July 31, 2007, Raymond J. Talarico, Debra L. Towsley, together with other consenting shareholders  (collectively, the “Consenting Shareholders”), shareholders of the Company holding voting control for 10,720,040 shares of Common Stock, representing approximately 52% of the shares of Common Stock outstanding as of July 27, 2007, executed a written consent adopting a resolution electing Raymond J. Talarico, Debra L. Towsley and Lyle J. Mortensen as members of the Board of Directors.  These resolutions will be effective as of August 26, 2007, the 20th day after this Information Statement is sent to the Company’s shareholders.  See Annex A, attached hereto.  The aggregate voting control by the Consenting Shareholders of the Company’s Common Stock entitles them to elect a new Board of Directors without the vote, approval or consent of any other shareholder.

ACCORDINGLY, WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND THE COMPANY A PROXY.

/S/ Raymond J. Talarico
Raymond J. Talarico
/S/ Debra L. Towsley
Debra L. Towsley

The accompanying Information Statement is for information purposes only and explains the Consenting Shareholders’ actions by written consent.  Please read the accompanying Information Statement carefully.

MEDirect Latino, Inc.
2101 West Atlantic Blvd., Suite 101
Pompano Beach, Florida 33069

NO VOTE OR OTHER ACTION OF THE COMPANY'S SHAREHOLDERS IS REQUIRED IN CONNECTION WITH THIS INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY

We are sending you this Information Statement to inform you of the adoption as of July 31, 2007, by the Consenting Shareholders of resolutions by written consent to elect three individuals to serve on the Company's board of directors who shall serve until the annual meeting of shareholders and until his or her successor is duly elected and qualified. The three individuals below shall consititute the complete board of directors of the Company.

This resolution will be effective as of August 26, 2007, the 20th day after this Information Statement is sent to the Company's shareholders.  The Company’s Board of Directors is not soliciting your proxy in connection with the adoption of this resolution and proxies are not requested from shareholders.  This Information Statement is being mailed on or about August 6, 2007 to our shareholders of record on July 27, 2007..

We are distributing this Information Statement to the Company's shareholders in full satisfaction of any notice requirements the Company may have under the FBCA.  No additional action will be undertaken by the Company with respect to the receipt of the written consent, and the Company shareholders are not entitled to any dissenters' rights under the FBCA as a result of the adoption of this resolution.

GENERAL INFORMATION

Written Consent Executed by the Consenting Shareholders

On July 31, 2007, Raymond J. Talarico, Debra L. Towsley and TBeck Capital, Inc. (collectively, the “Consenting Shareholders”), shareholders of the Company holding voting control for 10,720,040,shares of Common Stock, representing approximately 52% of the shares of Common Stock outstanding as of July 27, 2007, delivered a written consent adopting resolutions to appoint Raymond J. Talarico, Debra L. Towsley and Lyle J. Mortensen to serve on the Company's Board of Directors.  These individuals shall constitute the entire Board of Directors of the Company.  Mr. Talarico and Ms. Towsley are current members of the Company’s Board of Directors.  These resolutions will be effective as of August 26, 2007, the 20th day after this Information Statement is sent to the Company's shareholders.

Vote Required; Manner of Approval

The Company has failed to hold an annual meeting pursuant to Article I, Section 1(a) of the Company's Bylaws and Section 607.0701(a) of the FBCA.  Article I, Section 1(c) of the Bylaws provides that in the event that the annual meeting, by mistake or otherwise, has not been called by the Company, then a special meeting of the shareholders may be called in lieu of and for the purposes of and with the same effect as the annual meeting. Furthermore, the Company's Bylaws provides that the written consent of shareholders holding at least a majority of the voting power may be substituted for such a special or annual meeting.  This Information Statement is being sent in lieu of an annual meeting.  Since the Consenting Directors hold voting power over approximately 52% of the outstanding shares of Common Stock, the written consent they executed is sufficient to appoint the new slate of directors.

The action taken by the Consenting Shareholders to elect a new slate of directors will take effect 20 days after this Information Statement is sent to the Company’s shareholders.  As a result, the new board of directors will be effective as of August 26, 2007.

THE COMPANY BOARD OF DIRECTORS

The Consenting Shareholders action by written consent have elected Debra L. Towsley, Raymond J. Talarico and Lyle J. Mortensen to constitute the entire board of directors of the Company and shall serve until the next annual meeting of shareholders and until his or her successor is duly elected and qualified.

Raymond J. Talarico currently serves as Director of the Company. He is a founding member of the Company since inception in 2001. Mr. Talarico served as interim CEO for the Company previous to 2006 and has been responsible for business plan authorship, financial forecasting, budgeting, shareholder relations, fund raising, contract negotiations, business development, research and overall corporate and administrative guidance. Prior to MEDirect Latino, Mr. Talarico was Chairman of the Fort Lauderdale, Florida based Sci-Fi MegaPlex, Inc. from 1998 to 2000, a Company founded around the genre of science fact, fiction and fantasy. Sci-Fi’s national expansion began with the opening of retail stores in major markets such as Orlando and Atlanta and was in construction development in Puerto Rico’s Plaza Las Americas and seven other major markets. Mr. Talarico resigned as Chairman of Sci-Fi MegaPlex in September 2000. In the matter of Softnet, Inc. and Sci-Fi Megaplex, the State of Wisconsin issued an order whereby Mr. Talarico was prohibited from selling securities to residents of Wisconsin until such securities were either registered or sold pursuant to applicable exemptions. In May 2004, a response and request for hearing was filed with Wisconsin representing that Mr. Talarico had resigned as an officer and director of Softnet prior to the date of sale in Wisconsin and did not have knowledge of or participate with the sale of securities (notes). Wisconsin indicated that there could be no hearing since the request for hearing was not filed within 30 days of the issuance of the order. Mr. Talarico did not receive the order within the 30 day period and was unable to request a hearing to present information demonstrating his lack of involvement. Therefore, the orders were final.

Debra L. Towsley currently serves as Directorof the Company and is a founding member since the Company’s inception in 2001. For the previous five years, Ms. Towsley has been responsible for participating in and managing the Company’s research, business plan creation, financial plan, budgeting, forecasting, marketing plan, fund raising, shareholder services, human resources, contract negotiations, business support services, vendors, office set up, strategic business alliances, media relations and overall corporate and administrative management. Prior to founding MEDirect Latino Inc. in 2001, Ms. Towsley was Vice-President of Business Development for Sci-Fi MegaPlex, Inc. from 1998 to 2000. From 1998 to 1999, she was Director of Strategic Alliance Marketing for Universal Studios, in Orlando overseeing the marketing plan for the grand opening of Islands of Adventure and City Walk projects, a $1.5 billion dollars theme park expansion. From 1994 to 1998, Ms. Towsley was Executive Director of Development for Cox Radio Group and was responsible for producing non-traditional revenue streams through interactive marketing projects and strategic alliances. In 1993 and 1994, Ms. Towsley held the position of Director of Marketing for Blockbuster Video in the State of Florida overseeing the marketing for the opening of 74 stores in an 18 month period.

Lyle J. Mortensen is the owner and operator of Lyle J. Mortensen CPA, a consulting and accounting firm in practice since 1978.  After graduation from Arizona State University in 1965, he worked for Touche Ross & Company (now Deloitte & Touche)  in their Los Angeles, Phoenix, and Salt Lake City offices, serving as Director of Tax Operations (Salt Lake City office) from 1975 until 1978, when he established his private practice.  He is a Certified Public Accountant in California and Texas with over forty years of experience.

SECURITY OWNERSHIP

The following table sets forth information regarding the beneficial ownership of shares of Common Stock as of the record date by (1) each director and executive officer of the Company, (2) all directors and executive officers as a group, and (3) each person or other entity known by the Company to beneficially own more than 5% of the outstanding Common Stock.

The following table is based on information from filings by the applicable shareholders with the Securities and Exchange Commission.  The table lists applicable percentage ownership based on 20,582,022 shares that the Company's transfer agent has reported as outstanding as of the record date.  Unless otherwise indicated below, the address for the beneficial owner is 2101 West Atlantic Boulevard, Suite 101, Pompano Beach, Florida  33069.

Name of beneficial owner	Shares Owned	%

Officers and directors:

Debra L. Towsley	4,360,020	21.18
Raymond J. Talarico	4,360,020	21.18
Charles W. Hansen, III	1,127,021	5.48
Robert Webb	-0-	0.0
Robert Lautz	-0-	0.0
Daniel Gordon	-0-	0.0
James LeGates	-0-	0.0

All executive officers and directors as a group (7 persons)	9,847,061	47.84
________________________

This Information Statement is for information purposes only.  As the written consent of the Consenting Shareholders satisfies the shareholder voting requirement of the FBCA and Company Bylaws, we are not asking you for a proxy and you are not requested to send  one to the Company.

Annex A

RESOLUTION BY WRITTEN CONSENT OF HOLDERS OF

A MAJORITY OF THE OUTSTANDING COMMON STOCK OF

MEDIRECT LATINO, INC.

(A Florida Corporation)

The undersigned, being the holders of a majority of the outstanding shares of capital stock of the MEDirect Latino, Inc., a Florida corporation (the “Company”), acting pursuant to the Bylaws of the Company, do hereby adopt the following resolutions:

RESOLVED, that  Raymond J. Talarico, Debra L. Towsley and Lyle J. Mortensen are elected to serve on the Company's board of directors until the next annual meeting of the shareholders of the Corporation or his or her earlier resignation or removal;

RESOLVED, FURTHER, that the proper officers of the Company be, and hereby are, authorized and empowered to execute and deliver all documents and agreements and to do such further acts and things as may be necessary and advisable in their judgment to carry out the intent and accomplish the purpose of the foregoing resolutions.

July 31, 2007

/S/ Raymond J. Talarico	/S/ Debra L. Towsley
Raymond J. Talarico (voting control for 4,360,020Company’s shares)	Debra L. Towsley (voting control for 4,360,020 Company’s shares)
/S/ Ronald Williams
TBeck Capital, Inc. (voting control for 2,000,000Company’s shares)